UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 10, 2008, the Company issued various press releases in response to a civil complaint filed against the Company and one of its subsidiaries by the Federal Trade Commission (“FTC”) and three administrative complaints filed against the Company by the Federal Deposit Insurance Corporation (“FDIC”). Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference.

The press releases contain forward-looking statements, including statements regarding the outcome of the complaint and administrative proceedings and the impact on the Company’s business and its financial condition. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including that the ultimate outcome of the complaint and actions will be determined by a federal court or administrative body.

The foregoing, together with the exhibits hereto, shall be deemed “furnished” and not “filed” for all purposes. The filing of this Form 8-K in no way implies that the subject matter hereof is material to the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 10, 2008
99.2	Press Release dated June 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: June 11, 2008	By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Form 8-K

June 11, 2008

Exhibit Number	Description of Exhibit

99.1	Press Release dated June 10, 2008

99.2	Press Release dated June 10, 2008